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                                                                    EXHIBIT 3(a)
          FILED
    IN THE OFFICE OF THE
  SECRETARY OF STATE OF THE
     STATE OF NEVADA

       AUG 29 2000
       NO. C5292-84
      /s/ Dean Heller
DEAN HELLER, SECRETARY OF STATE



                           CERTIFICATE OF CORRECTION
                        PURSUANT TO NRS SECTION 78.0295

                               THE SANDS REGENT,
                             a Nevada corporation

     The undersigned, David R. Wood, Executive Vice President and Chief Financial Officer of The Sands Regent, a Nevada corporation (the "Corporation"), desiring to correct an incorrect statement contained in a document filed by the Nevada Secretary of State, pursuant to Nevada Revised Statutes ("NRS") 78.0295, hereby certifies that:

     1.   The name of the corporation is The Sands Regent.

     2. The document being corrected by this Certificate of Correction is that Certificate filed pursuant to NRS 78.207 on March 9, 1993 (the "Certificate"), which was filed in connection with the 2-for-1 stock split (the "Stock Dividend") of the Corporation's outstanding Common Stock.

     3. The Certificate incorrectly states that in connection with the payment of the Stock Dividends, there would be a reduction in par value of the Common Stock from $0.10 to $0.05 and that all shares of Common Stock issued in connection with the payment of the Stock Dividend would be issued at a par value $0.05. This statement is incorrect because the Corporation did not change the par value of the Common Stock in connection with the Stock Dividend.

     4. The incorrect statement in the Certificate is hereby corrected to state that there will not be any reduction in par value of the Common Stock and such par value shall remain $0.10 per share, and that the shares of Common Stock issued in connection with the payment of the Stock Dividend will be issued at a par value of $0.10 per share.

     Dated as of this 18th day of August, 2000.



                                       /s/ DAVID R. WOOD
                                       ------------------------------
                                       David R. Wood